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                                                                     EXHIBIT 21


Parent Corporation                      Subsidiary and Place of Incorporation

Nautica Enterprises, Inc.               Nautica Apparel, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica International, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Retail USA, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Furnishings, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Sport Tech, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Jeans Company
                                        (Delaware)

Nautica Enterprises, Inc.               John Varvatos Company
                                        (Delaware)